EXHIBIT 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of October 28, 2003 by and between FIRST CALIFORNIA BANCSHARES, a California corporation (“Company”) and RONALD W. BACHLI (“Executive”) (collectively sometimes referred to as the “Parties”):

WHEREAS, the Parties entered into an Employment Agreement (“Agreement”) effective January 1, 2003; and

WHEREAS, the Parties intend by this Amendment to amend the Agreement as set forth hereinbelow:

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

1. Section 2(a) of the Agreement is amended to read in full as follows, effective as of the date hereof:

2(a) Position and Duties.

(i) the Executive shall serve as a member of the Board of Directors of the Company and as Chairman of the Board and Chief Executive Officer of the Company, with such authority, duties and responsibilities as are commensurate and consistent with such position and as described in Exhibit B hereto;

(ii) the Executive’s services shall be performed primarily at the Company’s office in Sacramento, California;

(iii) the Executive shall also serve, without additional compensation, as of Chairman of the Board and Chief Executive Officer of Placer Sierra Bank, a subsidiary of Company, with such authority, duties and responsibilities as are commensurate and consistent with such position.

(iv) the Executive shall devote his full time, ability and attention to the business of the Company during the term of this Agreement, and shall neither directly nor indirectly render any services of a business, commercial or professional nature to any other person, firm, corporation or organization for compensation without the prior written consent of the Board of Directors of the Company (the “Board”). Notwithstanding the foregoing, the Executive may spend a reasonable amount of time (not exceeding 32 hours per month) providing consulting services to Belvedere Capital Partners II LLC and it is also understood

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and agreed that the Executive currently serves and may continue to serve on boards of directors of other companies.

2. Section 2(b)(iii) of the Agreement is amended to read in full as follows, effective as of the date hereof:

(iii) General Expenses. The Company shall, upon submission and approval of written statements and bills in accordance with the then-regular procedures of the Company, pay or reimburse the Executive for any and all necessary, customary and usual expenses (including entertainment) incurred by the Executive while traveling for or on behalf of the Company, and any and all other necessary, customary or usual expenses incurred by the Executive for or on behalf of the Company in the normal course of business, as determined to be appropriate by the Company.

3. Section 2(b)(iv) of the Agreement is amended to read in full as follows, effective as of the date hereof:

(iv) Automobile Allowance. During the Employment Term, Executive shall be entitled to an automobile allowance in the amount of $900 per month (less payroll taxes and withholding required by federal, state or local law). In addition, Company shall pay the amounts charged by Executive for fuel for business related travel on a credit card provided by Company to Executive. Except for this automobile allowance and payment of fuel charges, Company shall not be obligated to pay any other expenditure with respect to the ownership or operation of Executive’s automobile, and Executive will be responsible for all out-of-pocket automobile expenses, including, but not limited to, registration, insurance, repairs, and maintenance. The Executive shall procure and maintain an automobile liability insurance policy on the automobile, with coverage including the Executive for at least $100,000 for bodily injury or death to any one person, $300,000 for bodily injury or death in any one accident, and $50,000 for property damage in any one accident. The Company shall be named as an additional insured and the Executive shall provide the Company with copies of policies evidencing insurance and the Company’s inclusion as an additional insured.

4. Section 3(c)(iv) of the Agreement is amended to read in full as follows, effective as of the date hereof:

(iv) the Company’s requiring the Executive to be based at any office location outside of Sacramento, California;

5. All other terms of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is entered into as of the date and year above written.

“COMPANY”		“EXECUTIVE”
FIRST CALIFORNIA BANCSHARES

By	/s/ ROBERT J. KUSHNER	/s/ RONALD W. BACHLI
	Robert J. Kushner,	RONALD W. BACHLI
Chairman of the Compensation Committee of the Board of Directors

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